ITEX CORPORATION
2004 EQUITY INCENTIVE PLAN
Effective as of March 15, 2004 and amended and restated as of February 14, 2011

1.           PURPOSE

The purpose of this Plan is to provide a flexible framework that will permit the Board to develop and implement a variety of stock-based programs based on the changing needs of ITEX Corporation (the “Company”), its competitive market, and regulatory climate.

The Board of Directors and senior management of the Company believe it is in the best interest of its shareholders for officers, employees, and Board Members of the Company to own stock in the Company and that such ownership will enhance the Company’s ability to attract highly qualified personnel, strengthen its retention capabilities, enhance the long-term performance of the Company and its subsidiaries, to vest in Participants a proprietary interest in the success of the Company and its subsidiaries, and to provide certain “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

This Plan is intended to supplement all current stock option plans maintained by the Company pursuant to which equity awards may granted to Eligible Persons, including without limitation the 1995-1996 Key Employee Incentive Stock Option Plan, the 1996-1997 Key Employee Incentive Stock Option Plan, and the 1997-1998 Key Employee Incentive Stock Option Plan.  The previously approved plans will cease to be used and this Plan will be utilized for all new stock option and equity incentive grants.  This Plan is not intended to limit the ability of Company to create additional or new plans, or to issue additional or new awards.  Capitalized terms used in this Plan not defined in the text are defined in Section 34.

2.           EFFECTIVE DATE

This Plan shall become effective as of March 15, 2004.

3.           TERM OF PLAN

Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date.  Awards may be made under the Plan until March 14, 2014.

4.           SHARES SUBJECT TO THIS PLAN

4.1.           Number of Shares Available. Subject to adjustment as provided by Section 23, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be four hundred thousand (400,000).  Awards granted under the Plan shall count against the foregoing limits at the time they are granted but shall again become available for grant under the Plan as follows:

(a)           Subject to Section 23, Shares that are subject:

(1)	to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option;
(2)	to an Award granted hereunder but are forfeited; or

(3)	to an Award that otherwise is cancelled, expires, lapses or terminates without Shares being issued will again be available for grant and issuance in connection with future Awards under this Plan.  However, in the event that prior to the Award’s forfeiture, termination, expiration or lapse, the holder of the Award at any time received one or more elements of “beneficial ownership” pursuant to such Award (as defined by the SEC, pursuant to any rule or interpretations promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not again be made available for regrant under the Plan.

(b)           At all times, the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.  The Shares to be issued hereunder upon exercise of an Award shall consist of either newly issued shares or treasury shares, at the discretion of the Administrators.  The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

(1)	The grant of an Option, Stock Bonus Award, or Restricted Stock Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(2)	While an Option, Stock Bonus Award, or Restricted Stock Award is outstanding, it shall be counted against the authorized pool of Shares regardless of its vested status.

(3)
If any Option is exercised by tendering Common Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of the Option under the Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for grants under the Plan.

5.           ADMINISTRATION OF THIS PLAN

5.1           Authority.  Authority to control and manage the operation and administration of this Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee or subcommittee consisting of two (2) or more members of the Board, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act (the “Committee”).  Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.  The Board at any time may abolish the Committee and reinvest in the Board the administration of this Plan.  As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

5.2.           Administration .

(a)
The Plan shall be administered by the Administrator. The Administrator may from time to time develop and implement specific stock-based plans that are consistent with the intent and specific terms of the framework created by this Plan. The Administrator shall have full authority to administer the Plan, including authority to designate the individuals who shall be granted Awards and the amount and type of such Awards, interpret and construe any provision of the Plan and the terms of any Award issued under it, to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate, and to delegate such administrative responsibilities as it deems appropriate, provided, however, that the Administrator shall retain the responsibility to designate the Award recipients and the amount and type of such Awards.  Decisions of the Administrator shall be final and binding on all parties. The Administrator’s determinations under the Plan may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated).

(b)
The Administrator may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable or otherwise adjust any of the terms of such Option (except that no such adjustment shall, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Award unless the Administrator determines that such adjustment is necessary or appropriate to prevent such Award from constituting “applicable employee remuneration” within the meaning of Section 162(m) of the Code), (ii) or accelerate the Vesting Date or issue date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock granted under the Plan or otherwise adjust any of the terms of such Restricted Stock.

(c)
Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Administrator in its absolute discretion, subject to applicable law.

5.3           Limitation on Liability.  To the extent permitted by applicable law in effect from time to time, no member of the Committee or the Board of Directors shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Administrator and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Administrator) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.  The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee or Board in any action against such person (whether or not the Company is joined as a party defendant) to impose liability or a penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee or Board arising with respect to this Plan or administration thereof or out of membership on the Committee or Board or by the Company, or all or any combination of the preceding, provided, the director or Committee member was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its stockholders.  Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action.  The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term “person” as used on this section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

6.           GRANT OF OPTIONS; TERMS AND CONDITIONS OF GRANT

6.1.           Grant of Options.  One or more Options may be granted to any Eligible Person.  Subject to the express provisions of this Plan, the Administrator shall determine from the Eligible Persons those individuals to whom Options under this Plan may be granted.  Each Option granted under this Plan will be evidenced by an Award Agreement, in such form and including such terms as the Administrator may from time to time approve, which will clearly identify the Option as an Incentive Stock Option or a Non-Qualified Stock Option.  In the absence of such identification, an Option shall be deemed to be a Non-Qualified Stock Option.

Further, subject to the express provisions of this Plan, the Administrator shall specify the Grant Date, the number of Shares covered by the Option, the exercise price and the terms and conditions for exercise of the Options.  If the Administrator fails to specify the Grant Date, the Grant Date shall be the date of the action taken by the Administrator to grant the Option.  As soon as practicable after the Grant Date, the Company will provide the Participant with a written Award Agreement in the form approved by the Administrator, which sets out the Grant Date, the number of Shares covered by the Option, the exercise price and the terms and conditions for exercise of the Option.

The Administrator may, in its absolute discretion, grant Options under this Plan at any time and from time to time before the expiration of this Plan.

6.2.           General Terms and Conditions.  Except as otherwise provided herein, the Options shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

6.2.1.                      Vesting Schedule. The Administrator may determine in its discretion whether any Option shall be subject to vesting and the terms and conditions of any such vesting.  If subject to vesting, no Option shall be exercisable until it has vested.  The Award Agreement shall contain any such vesting schedule; provided that, in the absence of any such designation as to vesting at the time of grant the entire Option shall vest according to the following schedule:

NUMBER OF YEARS FOLLOWING DATE OF GRANT	PERCENTAGE OF TOTAL OPTION TO BE EXERCISABLE
1	25%
2	50%
3 4	75% 100%

Acceleration of Vesting.  The vesting of one or more outstanding Options may be accelerated by the Administrator at such times and in such amounts as it shall determine in its sole discretion.  The vesting of Options also shall be accelerated under the circumstances described below in Section 24.

6.2.2.                      Option Term.  Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator, but not later than 10 years after the grant of the Option (5 years in the case of an Incentive Stock Option when the Optionee owns more than 10% of the total combined voting power of all classes of stock of the Company (“Ten Percent Stockholder”)), and shall be subject to earlier termination as hereinafter provided.

6.2.3.                      Exercise Price.  The Exercise Price of any Option shall be determined by the Administrator when the Option is granted and may not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant, and the Exercise Price of any Incentive Stock Option granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased shall be made in accordance with Section 12 of this Plan.  The Administrator is authorized to issue Options, whether Incentive Stock Options or Non-Qualified Stock Options, at an Option price in excess of the Fair Market Value on the date the Option is granted (the so-called “Premium Price” Option) to encourage superior performance.

6.2.4           Partial Exercise.  Each Option shall be exercisable in whole or in part; provided, however, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000 unless such partial exercise represents the entire unexercised portion of the Option or the entire portion of the Option that is then exercisable.  The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.  Upon the partial exercise of an Option, the Award Agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates for the purchased Shares.

6.2.5.                      Method of Exercise.  An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise.  Such notice shall be by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Administrator (which need not be the same for each Participant), accompanied by the Award Agreement or Agreements evidencing the Option, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.  The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreement or Agreements shall be returned to him. Payment in full of the Exercise Price for the number of  Shares of Company Stock being purchased upon the exercise of an Option shall be made on the effective date of such exercise as provided by Section 12 hereof.

6.2.5.                      Transferability of Options.  Except as otherwise provided below for Non-Qualified Stock Options, no Option shall be transferable other than by will or by the laws of descent and distribution and during the lifetime of a Participant, only the Participant, his guardian or legal representative may exercise an Option.  A Participant may designate a beneficiary to exercise his or her Options after the Participant’s death.  If no beneficiary is designated, the Administrator, at its discretion, may provide for transfer of an Option (other than an Incentive Stock Option), without payment of consideration, to the following family members of the Participant, including adoptive relationships: a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece, nephew, former spouse (whether by gift or pursuant to a domestic relations order), any person sharing the employee’s household (other than a tenant or employee), a family-controlled partnership, corporation, limited liability company and trust, or a foundation in which family members heretofore described control the management of assets. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate.  A request to assign an Option may be made only by delivery to Company of a written stock option assignment request  (the “Assignment Request”) in a form approved by the Administrator, stating the number of Options and Shares underlying Options requested for assignment, that no consideration is being paid for the assignment, identifying the proposed transferee, and containing such other representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by Company to comply with applicable securities laws.

6.2.6.                      Exercise After Certain Events.

(a)           Termination of Employment or Directorship - Employee/Officer/Director

(1)
Unless otherwise provided in an applicable Award Agreement, in the event that the employment or directorship of a Participant with the Company shall terminate for any reason other than cause, Disability or death,  (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of 90 days after such termination, on which date they shall expire.  However, if an employee or director continues service to the Company after termination of employment, the employee or director need not exercise his or her Options within 90 days of termination of employment, but may exercise within 90 days of termination of his or her continuing service as a consultant, advisor, or work performed in a similar capacity.  If the options held are Incentive Stock Options and the employee exercises after 90 days of termination of employment, the Options will be treated as nonqualified stock options; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(2)
Unless otherwise provided in an applicable Award Agreement, in the event that the employment or directorship of a Participant with the Company shall terminate on account of the death or Disability of the Participant, all Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire.

(3)
In the event of the termination of a Participant’s employment or directorship for cause or for Detrimental Activity (as defined in Section 21 hereof), all outstanding Options granted to such Participant shall expire at the commencement of business on the effective date of such termination.

(b)           Effect of Change in Control.  Upon the occurrence of a Change in Control (as defined in Section 24 hereof), all vested Options at such time shall become fully and immediately exercisable at the date of termination.

6.3.           Limitations on Grant of Incentive Stock Options.

6.3.1.                        To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of any stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company (and any plans of any “Subsidiary Corporation” or “parent corporation” of the Company within the meaning of Section 424 of the Code) are first exercisable by any employee during any calendar year shall exceed the maximum limit, if any, imposed from time to time under section 422 of the Code, such Options in excess of such limit shall be treated as Non-Qualified Stock Options.  In such an event, the determination of which Options shall remain Incentive Stock Options and which shall be treated as Non-Qualified Stock Options shall be based on the order in which such Options were granted. All other terms and provisions of such Options that are deemed to be Non-Qualified Stock Options shall remain unchanged.

6.3.2           No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its “Subsidiary Corporations” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

7.           RESTRICTED STOCK

The Administrator may grant shares of Restricted Stock pursuant to the Plan, and a portion of a Participant’s earned bonus may be granted in the form of Restricted Stock. Each grant of shares of Restricted Stock shall be evidenced by an Award Agreement in such form and containing such terms and conditions and subject to such agreements or understandings as the Administrator shall from time to time approve. Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

7.1           Issue Date and Vesting Date

 At the time of the grant of shares of Restricted Stock, the Administrator shall establish an issue date or issue dates and a Vesting Date or Vesting Dates with respect to such shares.  The Administrator may divide such shares into classes and assign a different issue date and/or Vesting Date for each class. Except as provided in Sections 7.3 and 7.6 hereof, upon the occurrence of the issue date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 7.4 hereof.  Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 7.2 hereof are satisfied, and except as provided in Sections 7.3 and 7.6 hereof, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 7.3 hereof shall cease to apply to such share.

7.2           Conditions to Vesting

At the time of the grant of shares of Restricted Stock, the Administrator may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares, as it, in its absolute discretion, deems appropriate.  By way of example and not by way of limitation, the Administrator may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieve such performance criteria including, but not limited to the period of active service as the Administrator may specify at the time of the grant of such shares.

7.3           Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

7.4           Issuance of Certificates

(a)
Except as provided in Sections 7.3 or 7.6 hereof, reasonably promptly after the issue date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares.  Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the ITEX 2004 Equity Incentive Plan and an Agreement entered into between the registered owner of such shares and ITEX. A copy of the Plan and Agreement is on file in the office of the Secretary of ITEX Corporation.

Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms hereof.

(b)
Each certificate issued pursuant to Section 7.4(a) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company (which custodian may be the Company).  The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

7.5           Consequences Upon Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 7.3 hereof shall cease to apply to such share.  Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 7.4(a) hereof, together with any other property of the Participant held by the custodian pursuant to Section 17 hereof.

7.6           Effect of Termination of Employment

(a)
In the event that the employment of a Participant with the Company shall terminate for any reason (other than a termination that is, or is deemed to have been, for cause) prior to the vesting of shares of Restricted Stock granted to such Participant, a proportion of such shares, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision hereof, shall vest on the date of such termination.  The proportion referred to in the preceding sentence shall initially be determined by the Administrator at the time of the grant of such shares of Restricted Stock and may be based on the achievement of any conditions imposed by the Administrator with respect to such shares pursuant to Section 7.2.  Such proportion may be equal to zero.  In the absence of any such provision in an agreement evidencing an Award of Restricted Stock, the termination of a Participant’s employment with the Company for any reason (including death or Disability) shall cause the immediate forfeiture of all shares of Restricted Stock that have not vested as of the date of such termination.

(b)
In the event a Participant’s employment is or is deemed to have been terminated for cause, all shares of Restricted Stock granted to such Participant that have not vested as of the effective date of such termination immediately shall be forfeited.

7.7           Effect of Change in Control

Upon the occurrence of a Change in Control (as defined in Section 24), all shares of Restricted Stock which have not theretofore vested (including those with respect to which the Issue Date has not yet occurred), or been canceled or forfeited pursuant to any provision hereof, immediately shall vest.

7.8           Voting Rights and Dividends

(a)
The Participant shall have the right to vote all shares of Restricted Stock during the period the restriction is enforced.  Whenever such voting rights are to be exercised, the Company shall provide the Participant with the same notices and other materials as are provided to other holders of the Stock, and the Participant shall be provided adequate opportunity to review the notices and material and vote the Restricted Stock allocated to him or her.

(b)
Dividends will be authorized by the Company to be paid to the Participant during the period the restriction is enforced, subject to the same restrictions as the underlying shares upon which the restriction is declared.

8.           STOCK AND CASH BONUSES

8.1           The Administrator may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time (including a future date selected by the Administrator at the time of grant) and subject to such conditions as the Administrator shall determine at the time of the grant of such Stock Bonus.  By way of example and not by way of limitation, the Administrator may require, as a condition to the payment of a Stock Bonus, that the Participant or the Company achieve such performance criteria as the Administrator may specify at the time of the grant.  Certificates for shares of Company Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.  Prior to the date on which a Stock Bonus awarded hereunder is required to be paid, such Award shall constitute an unfunded, unsecured promise by the Company to distribute Company Stock in the future.

8.2           The Administrator may, in its absolute discretion, in connection with any grant of Restricted Stock or Stock Bonus or at any time thereafter, grant a cash bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such grant of Restricted Stock or Stock Bonus, in such amounts as the Administrator shall determine from time to time; provided, however, that in no event shall the amount of a Cash Bonus exceed the Fair Market Value of the related shares of Restricted Stock or Stock Bonus on such date. A cash bonus shall be subject to such conditions as the Administrator shall determine at the time of the grant of such cash bonus.

9.           EMPLOYEE STOCK PURCHASE PLAN

The Administrator may grant Awards pursuant to the Plan to all employees, which Awards shall be evidenced by Award Agreements in such form as the Administrator shall from time to time approve. Awards shall comply with and be subject to the following terms and conditions:

9.1           Company Stock Available for Awards

The aggregate number of shares of Company Stock that may be granted as Options under the Employee Stock Purchase Plan shall be determined on an annual basis by the Administrator.  Shares shall be deemed to have been granted under the Plan only to the extent actually issued and delivered pursuant to the Award. To the extent that an Award lapses or the rights of the Participant terminate, any shares of Company Stock subject to such Award shall again be available for the grant of future Awards.

9.2           Eligibility

An Award made pursuant to the Employee Stock Purchase Plan may be granted to an individual who, at the time of grant, is an employee of the Company or a Subsidiary and has been determined to be eligible for participation.  An Award made pursuant to the Plan may be granted on more than one occasion to the same person; each Award shall be evidenced by a written instrument duly executed by or on behalf of the Company.  Notwithstanding the foregoing, no employee of the Company or a Subsidiary shall be granted an Option if such employee, immediately after the Option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or five percent (5%) or more of the value of all classes of stock of the Company or any Subsidiary.  For the purpose of determining stock ownership, the rules of Section 424(d) of the Code shall apply.  In addition, the Company Stock which the Participant may purchase under any outstanding Options shall be treated as stock owned by the Participant. The Administrator may exclude the following employees from receiving Options under the Plan:

(a)	Employees who have been employed by the Company or a Subsidiary less than two (2) years;

(b)	Employees whose customary employment with the Company or a Subsidiary is twenty (20) hours or less per week;

(c)	Employees whose customary employment with the Company or a Subsidiary is not for more than five (5) months in any calendar year; and

(d)	Highly compensated employees within the meaning of Section 414(q) of the Code.

9.3           Employee Stock Purchase Plan Stock Option Agreement

Each Option shall be evidenced by an Option Agreement between the Company and the Participant which shall contain such terms and conditions as may be approved by the Administrator and are consistent with Section 423 of the Code.  The terms and conditions of the respective Option Agreements need not be identical.  Each Option Agreement shall specify the effect of termination of employment, total and permanent Disability, retirement or death on the exercisability of the Option. Under each Option Agreement, a Participant shall have the right to appoint any individual or legal entity in writing as his or her Beneficiary in the event of his or her death.  Such designation may be revoked in writing by the Participant at any time and a new Beneficiary may be appointed in writing on the form provided by the Administrator for such purpose.  In the absence of such appointment, the Beneficiary shall be the legal representative of the Participant’s estate.

9.4           Option Period

The term of each Option shall be as specified by the Administrator at the date of grant and shall be stated in the Option Agreement; provided, however, that an Option may not be exercised after the expiration of:

(a)
Five (5) years from the date such Option is granted if the Employee Stock Purchase Plan requires that the Option price must be not less than eighty-five percent (85%) of the Fair Market Value of the Company Stock at the time the Option is exercised; or

(b)	Twenty-Seven (27) months from the date such Option is granted if the Option provides for an Option Price in some other permissible manner under Section 423 of the Code (such as a flat dollar amount).

9.5           Limitation on Exercise of Option

An Option may be exercisable in whole or in such installments and at such times as determined by the Administrator and the applicable term relating to the exercise of the option shall be stated in the Option Agreement and must be uniform for all employees with the following exceptions: (1) the Administrator may limit the maximum number of Options that can be exercised under the Employee Stock Purchase Plan, and (2) the Administrator may limit the amount of Options that all employees may be granted to a specified relationship to total compensation or the base or regular rate of compensation; and provided, however, that an Option may be exercised at the rate of at least twenty percent (20%) per year over five (5) years from the date it is granted.

9.6           Special Limitation Regarding Exercise of Option

No employee may be granted an Option which permits his or her rights to exercise Options under the Employee Stock Purchase Plan of the Company and subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time of grant) for each calendar year in which such Option is outstanding at any time. For the purpose of this rule:

(a)	The right to purchase Company Stock under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year;

(b)
The right to purchase Company Stock under an Option accrues at the rate provided in the Option, but in no case shall such rate exceed $25,000 of Fair Market Value of such stock (determined at the time of grant) for any one calendar year; and

(c)	A right to purchase Company Stock which has accrued under one Option granted pursuant to the Plan may not be carried over to any other Option.

The Administrator shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements which Options will not constitute Options under Section 423 of the Code because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.

9.7           Option Price

The purchase price of Company Stock issued under each Option shall be determined by the Administrator and shall be stated in the Option Agreement, but such purchase price shall not be less than the lesser of:

(1)	An amount equal to eighty-five percent (85%) of the Fair Market Value of the Company Stock at the time the Option is granted; or

(2)	An amount which under the terms of the Option may not be less than eight-five percent (85%) of the Fair Market Value of such Company Stock at the time of the exercise of the Option.

9.8           Options and Rights in Substitution for Stock Options Granted by Other Companies

Options may be granted under the Plan from time to time in substitution for stock options held by employees of companies who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing company with the Company, or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing company with the result that such employing company becomes a subsidiary.

9.9           Awards

The size of Awards to individual Participants shall be determined by the Administrator in consultation with the Chief Executive Officer.

9.10        Adjustments to Stock

In the event of any change in the outstanding Company Stock of the Company for the reason of a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the number of shares of Company Stock which may be or have been awarded under the Employee Stock Purchase Plan may be adjusted to prevent dilution or enlargement of the rights to the Participants under this Plan, at the sole determination of the Administrator.

10.           OTHER EQUITY-BASED AWARDS

The Administrator may grant other types of equity-based Awards in such amounts and subject to such terms and conditions, as the Administrator in its sole discretion may determine, subject to the provisions of the Plan.  Awards may entail the transfer of actual shares of Company Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Company Stock.

11.           RIGHT OF RECAPTURE

If at any time within one year after the date on which a Participant exercises an Option, or Stock Appreciation Right or on which Restricted Stock vests or on which a Stock Bonus or a cash bonus was granted to a Participant, or on which income is realized by a Participant in connection with any other stock-based award (each of which events shall be a “realization event”), if the Administrator determines in its discretion that the Company has been materially harmed by the Participant, whether such harm (a) results in the Participant’s termination or deemed termination of employment for cause, (b) results from any activity of the Participant determined by the Administrator to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), or (c) results from the Participant engaging in any “Detrimental Activity as defined in Section 21 below, then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company.  Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Company Stock.  The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

12.           PAYMENT FOR SHARE PURCHASES

12.1.           Payment.  Payment for Shares purchased pursuant to this Plan may be made in cash, by certified check, bank cashier’s check or wire transfer, or, where expressly approved for the Participant at the discretion of the Administrator and where permitted by law:

(a)           by cancellation of indebtedness of the Company to the Participant;

(b)           unless provided otherwise in the applicable Award Agreement, in shares of Company Stock owned by the Participant (which, if acquired pursuant to the exercise of a stock option, were acquired at least six months prior to the option exercise date) and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Company Stock with the balance in cash, by certified check, bank cashier’s check or wire transfer; or

(c)           at the discretion of the Administrator and to the extent permitted by law, by such other provision as the Administrator may from time to time prescribe.

Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

12.2.           No Loans.  The Company shall not lend money to any Participant to finance a transaction under this Plan.

13.           WITHHOLDING TAXES

13.1.           Cash Remittance

Whenever shares of Company Stock are to be issued upon the exercise of an Option, the Company shall have the right to require the Participant to remit to the Company, in cash, an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares.  In addition, upon the grant of a cash bonus, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant.

13.2           Stock Remittance

At the election of the Participant, subject to the approval of the Administrator, when shares of Company Stock are to be issued upon the exercise of an Option, the occurrence of the issue date or the Vesting Date with respect to a share of Restricted Stock or the grant of a Stock Bonus in lieu of the remittance required by Section 13.1 hereof, the Participant may tender to the Company a number of shares of Company Stock, the Fair Market Value of which at the tender date the Administrator determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence, grant or payment and not greater than the Participant’s estimated total federal, state and local tax obligations associated with such exercise, occurrence, grant or payment.

13.3           Stock Withholding

The Administrator, at its sole discretion, shall have the right, when shares of Company Stock are to be issued upon the exercise of an Option, the occurrence of the issue date or the Vesting Date with respect to a share of Restricted Stock or the grant of a Stock Bonus in lieu of requiring the remittance required by Section 13.1 hereof, to withhold a number of such shares, the Fair Market Value of which at the exercise date the Administrator determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence, grant or payment and is not greater than the Participant’s estimated total federal, state and local tax obligations associated with such exercise, occurrence, grant or payment.

14.           RIGHTS AS A STOCKHOLDER

No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Award granted pursuant to this Plan until the date that the Participant becomes the registered owner of such shares.  Subject to Section 23, no adjustment to any Stock Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

15.           TRANSFERABILITY

Unless otherwise provided, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the Award Agreement provisions relating thereto.  Unless otherwise provided in this Plan, during the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award may be made only by the Participant.

16.           CERTIFICATES

All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Administrator may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17.           ESCROW, PLEDGE OF SHARES

To enforce any restrictions on a Participant’s Shares, the Administrator may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Administrator, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Administrator may cause a legend or legends referencing such restrictions to be placed on the certificates.

18.           EXCHANGE AND BUYOUT OF AWARDS

The Administrator may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.  The Administrator may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Administrator and the Participant may agree.

19.           SECURITIES LAW AND OTHER REGULATORY COMPLIANCE

19.1           The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded.  The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or desirable.

19.2           The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Company Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Administrator may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Company Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Administrator shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder.  During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain a refund of any amount paid with respect thereto.

20.           NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO STOCK AWARD

20.1.          Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of a Stock Award.

20.2           No person shall have any claim or right to receive a Award hereunder.  The Administrator’s granting of a Stock Award to a Participant at any time shall neither require the Administrator to grant a Stock Award to such Participant or any other Participant or other person at any time nor preclude the Administrator from making subsequent grants to such Participant or any other Participant or other person.

21.           CANCELLATION AND RESCISSION OF AWARDS

21.1           Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.”  For purposes of this Section, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any trade secret, confidential information or material, as defined in the Company’s Agreement Regarding Confidential Information and Intellectual Property, relating to the business of the Company or a Subsidiary, acquired by the Participant either during or after employment with the Company;  (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company’s Agreement Regarding Confidential Information and Intellectual Property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant’s employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company’s Business Conduct Guidelines; (vi) any attempt directly or indirectly to induce any employee of the Company to break any contract with the Company or a Subsidiary or to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant having committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company or a Subsidiary, or being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) deliberately disregarding the rules of the Company or a Subsidiary which resulted in loss, damage or injury to Company or a Subsidiary, or any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.  The determination of the Board shall be final and conclusive.  In making its determination, the Board shall give the Participant an opportunity to appear and be heard at a hearing before the full Board and present evidence on the Participant’s behalf.  Without limiting the generality of the foregoing, the Agreement may provide that the Participant shall also pay to Company any gain realized by the Participant from exercising all or any portion of the Options hereunder during a period beginning twelve (12) months prior to such suspension or cancellation.

21.2           Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan.  In the event a Participant fails to comply with the provisions of paragraph 21.1 prior to, or during the twelve months after any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter.  In addition, in the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in accordance with the provisions of Section 13 herein, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

21.3           Should any provision of this Section 21 be held to be invalid or illegal, such illegality shall not invalidate the whole of this Section, but, rather, this Plan shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly.

22.           ADJUSTMENT FOR CHANGES IN CAPITALIZATION

The existence of outstanding Awards shall not affect the Company’s right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation’s capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company’s or any other corporation’s assets or business or any other corporate act whether similar to the events described above or otherwise.  Shares shall be adjusted pursuant to Section 23.

23.           ADJUSTMENT UPON CHANGES IN COMPANY STOCK

23.1           Shares Available for Grants

Subject to any required action by the stockholders of the Company, in the event of any change in the number of shares of Company Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Company Stock with respect to which the Administrator may grant Stock Awards under Section 4 hereof shall be appropriately adjusted by the Administrator.  In the event of any change in the number of shares of Company Stock outstanding by reason of any other event or transaction, the Administrator may, but need not, make such adjustments in the number and class of shares of Company Stock with respect to which Awards may be granted under Section 4 hereof as the Administrator may deem appropriate. Any such adjustment pursuant to this Section 23.1 shall be made by the Administrator, whose determination shall be final, binding and conclusive.

23.2            Outstanding Restricted Stock

Unless the Administrator in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a Participant with respect to a share of Restricted Stock, the issue date with respect to which occurs prior to such event, but which has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise shall not vest until such share of Restricted Stock vests, and shall be promptly deposited with the custodian designated pursuant to Paragraph 7.4 hereof. The Administrator may, in its absolute discretion, adjust any grant of shares of Restricted Stock, the issue date with respect to which has not occurred as of the date of the occurrence of any of the following events to reflect any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Administrator may deem appropriate to prevent the enlargement or dilution of rights of a Participant under the grant.

23.3            Outstanding Options ― Increase or Decrease in Issued Shares Without Consideration

Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Company Stock resulting from a subdivision or consolidation of shares of Company Stock or the payment of a stock dividend (but only on the shares of Company Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Administrator shall proportionally adjust the number of shares of Company Stock subject to each outstanding Option, and the exercise price-per-share of Company Stock of each such Option. Any such adjustment pursuant to this Section shall be made by the Administrator, whose determination shall be final, binding and conclusive.

23.4            Outstanding Options ― Certain Other Transactions

In the event of (1) a dissolution or liquidation of the Company, (2) a sale of all or substantially all of the Company’s assets, (3) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (4) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Company Stock receive securities of another corporation and/or other property, including cash, the Administrator shall, in its absolute discretion, have the power to:

(a)
cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Company Stock subject to such Option, equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (B) the exercise price of such Option; or

(b)
provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property which a holder of the number of shares of Company Stock subject to such Option would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Administrator in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

23.5            Outstanding Options ― Other Changes

In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 23.2 through 23.4 hereof, the Administrator may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option, as the Administrator may consider appropriate to prevent dilution or enlargement of rights.  In addition, if and to the extent the Administrator determines it is appropriate, the Administrator may elect to cancel each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Company Stock subject to such Option, equal to the excess of (A) the Fair Market Value of Company Stock on the date of such cancellation over (B) the exercise price of such Option.

23.6            Effect of Loss of Affiliate Status

If an entity ceases to be an Affiliate because the Company sells its interest in such entity to another party or parties, such event may constitute at the sole discretion of the Administrator, a termination of employment from the Company and its Affiliates by Participants employed by such entity as of the date it ceases to be an Affiliate. The Administrator may, but need not, adjust the provisions of the Plan related to the expiration of any Stock Awards not yet exercisable at termination of employment, as it considers appropriate in connection with the specific event resulting in loss of Affiliate status.

23.7            No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Company Stock subject to an Award or the exercise price of any Option.

24.           CHANGE OF CONTROL

24.1.           Definition.  If there is a “change of control” in the Company, all outstanding Awards shall fully vest immediately prior to the effectiveness of such a change.  A “change of control” shall mean the occurrence of any one of the following:

(a)
any person, including a group or entity, becoming the beneficial owner of, or acquiring the power to direct the exercise of voting power with respect to, directly or indirectly, securities which represent fifty percent (50%) or more of the combined voting power of the Company’s outstanding securities thereafter; or

(b)
the stockholders of the Company approving a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company immediately prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of any new company or surviving or parent entity outstanding immediately after such merger or consolidation; or

(c)	the stockholders of the Company approving an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

24.2.           Limitation on Awards.  Notwithstanding any other provisions of this Plan and unless provided otherwise in the Award Agreement, if the right to receive or benefit from an Award under this Plan, either alone or together with payments that a Participant has a right to receive from the Company, would constitute a “parachute payment” (as defined in Code Section 280G), all such payments shall be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by Code Section 4999.

25.           AMENDMENT OR TERMINATION OF THE PLAN

The Board and/or the Committee may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever without stockholder approval; provided, however, that if and to the extent required under Section 422 of the Code (if and to the extent that the Administrator deems it appropriate to comply with Section 422) and if and to the extent required to treat some or all of the Stock Awards as “performance-based compensation” within the meaning of Section 162(m) of the Code (if and to the extent that the Administrator deems it appropriate to meet such requirements), no amendment shall be effective without the approval of the stockholders of the Company, that (i) except as provided in Section 23 hereof, increases the number of shares of Company Stock with respect to which Stock Awards may be issued under the Plan, (ii) modifies the class of individuals eligible to participate in the Plan or (iii) materially increases the benefits accruing to individuals pursuant to the Plan.  Nothing herein shall restrict the Administrator’s ability to exercise its discretionary authority hereunder pursuant to Section 5 hereof, which discretion may be exercised without amendment to the Plan.  No action under this Section 25 may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Stock Award except to the extent that the Administrator determines that such amendment is necessary or appropriate to prevent such Stock Awards from constituting “applicable employee remuneration” within the meaning of Section 162(m) of the Code.

26.           NO OBLIGATION TO EXERCISE

The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

27.           TRANSFERS UPON DEATH

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution.  No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Administrator shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Administrator may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award. In the event that at any time any doubt exists as to the right of any person to exercise or receive a payment under an Award, the Administrator shall be entitled, in its discretion, to delay such exercise or payment until it is satisfied that such right has been confirmed (which may, but need not be, by order of a court of competent jurisdiction), or to permit such exercise or make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Administrator). Except as provided in this Section  or otherwise provided in the Plan or any applicable Award Agreement with respect to transfers to immediate family members or trusts for the benefit of immediate family members, no Award shall be transferable, and Awards shall be exercisable only by a Participant during the Participant’s lifetime.

28.           EXPENSES AND RECEIPTS

The expenses related to administering the Plan shall be paid by the Company.  Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

29.           COMPLIANCE WITH RULE 16b-3

It is intended that the Plan be applied and administered in compliance with Rule 16b-3.  If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined be the Administrator.  The Administrator is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

30.           LIMITATIONS IMPOSED BY SECTION 162(m)

30.1           Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Administrator determines the Company’s federal tax deduction in respect of a Award may be limited as a result of Section 162(m) of the Code, the Administrator may take the following actions:

(a)
With respect to Options, the Administrator may delay the payment in respect of such Options until a date that is within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control.  In the event that a Participant exercises an Option at a time when the Participant is a “covered employee,” and the Administrator determines to delay the payment in respect of such any Stock Award, the Administrator shall credit cash or, in the case of an amount payable in Company Stock, the Fair Market Value of the Company Stock, payable to the Participant to an Account.  The Participant shall have no rights in respect of such Account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution.  The Administrator may credit additional amounts to such Account as it may determine in its sole discretion.  Any Account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

(b)
With respect to Restricted Stock and Stock Bonuses, the Administrator may require the Participant to surrender to the Administrator any certificates with respect to Restricted Stock and Stock Bonuses in order to cancel the Awards of such Restricted Stock and Stock Bonuses (and any related Cash Bonuses).  In exchange for such cancellation, the Administrator shall credit to an Account a cash amount equal to the Fair Market Value of the shares of Company Stock subject to such awards.  The amount credited to the Account shall be paid to the Participant within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control.  The Participant shall have no rights in respect of such Account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution.  The Administrator may credit additional amounts to such Account as it may determine in its sole discretion.  Any Account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

31.           FAILURE TO COMPLY

In addition to the remedies of the Company elsewhere provided for herein, a failure by a Participant (or Beneficiary or permitted transferee) to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant (or Beneficiary or permitted transferee) evidencing a Stock Award, unless such failure is remedied by such Participant (or Beneficiary or permitted transferee) within ten days after having been notified of such failure by the Administrator, shall be grounds for the cancellation and forfeiture of such Stock Award, in whole or in part, as the Administrator, in its absolute discretion, may determine.

32.           SEPARABILITY OF PROVISIONS

If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

33.           APPLICABLE LAW

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Washington, without reference to the principles of conflicts of law.

34.           DEFINITIONS.  As used in this Plan, the following terms will have the following meanings:

34.1           “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term “Administrator” shall mean the Committee.

34.2           “Award” means, individually and collectively, any award under this Plan, including any Option, Restricted Stock, or Stock Bonus.

34.3           “Award Agreement” means an agreement, in such form and including such terms as the Administrator in its sole discretion shall determine, evidencing an Award.

34.4           “Board” means the Board of Directors of the Company.

34.5           “Change of Control” has the meaning set forth in Section 25.

34.6           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

34.7           “Committee” means the Committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board; provided, however, that any Committee appointed by the Board shall at all times consist of two or more persons, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

34.8           “Company” means ITEX Corporation, a Nevada corporation and its subsidiaries, or any successor corporation.

34.9           “Detrimental Activity” has the meaning set forth in Section 22.

34.10         “Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code  The existence of a Disability shall be determined by the Administrator in its absolute discretion.

34.11         “Effective Date” has the meaning set forth in Section 2.

34.12         “Eligible Person” means, in the case of the grant of an Incentive Stock Option, all officers and salaried employees of the Company or a subsidiary of the Company (including employees who are also directors and prospective salaried employees conditioned on their becoming salaried employees) and, in the case of a Non-Qualified Stock Option, Restricted Stock, and Stock Bonus, any director, officer or employee of the Company or other person who, in the opinion of the Board, is rendering valuable services to the Company or its subsidiary, including without limitation, an independent contractor, outside consultant, or advisor to the Company or its subsidiary.

34.13         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

34.14         “Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

34.15         “Fair Market Value” means

(i)
if the principal market for the Company Stock (the “Market”) is a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Company Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

(ii)
if the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Company Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or

(iii)
if the Market is the OTC Bulletin Board, with respect to stock awards, the average price per share during the twelve months immediately preceding the issuance, or the closing bid price on the day of grant, whichever is higher; and for stock options, the closing bid price on the day of the grant, provided however, that the Fair Market Value on any day may be determined in good faith by the Administrator in a manner consistently applied.

34.16         “Incentive Stock Option” means an option, which is an incentive stock option within the meaning of Section 422 of the Code, and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.

34.17         “Non-Qualified Stock Option” means an option that is not an Incentive Stock Option within the meaning of Section 422 of the Code.

34.18         “Option” means an award of an option to purchase Shares pursuant to this Plan.

34.19         “Optionee” means the holder of an Option.

34.20         “Participant” means a person who receives an Award under this Plan.

34.21         “Plan” means this 2004 Equity Incentive Plan, as amended from time to time.

34.22         “Restricted Stock Award” means an award of Shares pursuant to Section 7.

34.23         “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

34.24         “SEC” means the Securities and Exchange Commission.

34.25         “Securities Act” means the Securities Act of 1933, as amended from time to time.

34.26         “Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Section 4, and any successor security.

34.27         “Stock” means the Common Stock, $.01 par value, of the Company, and any successor entity.

34.28         “Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 8.

34.29         “Subsidiary” means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company, or a company in which the Company owns a majority of the shares of capital stock directly or indirectly, owns an equity interest of fifty percent (50%) or more.

34.30         “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor of the Company.  An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Administrator; provided, that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing.  In the case of any employee on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Award Agreement.  The Administrator will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

34.31         “Vesting Date” means the date established by the Administrator on which a Participant has the ability to acquire all or a portion of a grant of a Stock Option or the date upon which the restriction on a Restricted Stock grant shall lapse.